Exhibit 21
Significant Subsidiaries

The following table lists the direct and indirect subsidiaries of Legg Mason, Inc. as of March 31, 2015*.

Name of Subsidiary	State (Jurisdiction) or Incorporation or Organization
QS Batterymarch Financial Management, Inc.	Maryland
Brandywine Global Investment Management, LLC	Delaware
ClearBridge Investments, LLC	Delaware
ClearBridge, LLC	Maryland
Legg Mason & Co., LLC	Maryland
Legg Mason Fund Asset Management, Inc.	Delaware
Legg Mason International Holdings, LLC	Delaware
QS Investors, LLC	Delaware
QS Investors Holdings, LLC	Delaware
Martin Currie (Holdings) Limited	Bermuda
Martin Currie Limited	Scotland
Martin Currie Investment Management Limited (1)	Scotland
Martin Currie Funds Management Limited (1)	Scotland
Martin Currie Asia Pte Limited (1)	Singapore
Martin Currie, Inc. (1)	New York
Martin Currie Investor Services, Inc. (1)	Delaware
Martin Currie Bermuda Limited (1)	Bermuda
Martin Currie Absolute Return Fund GP Limited (1)	Bermuda
Legg Mason Investor Services, LLC	Delaware
Legg Mason Partners Fund Advisor, LLC	Delaware
Legg Mason Private Portfolio Group, LLC	Delaware
LM Asset Services, LLC	Delaware
Royce & Associates, LLC	Delaware
Royce Fund Services, Inc. (2)	New York
Royce Management Company, LLC (2)	New York
Western Asset Management Company	California
Legg Mason Canada Holdings Ltd. (3)	Canada
Brandywine Global Investment Management (Canada), LLC. (4)	Canada
Legg Mason Investments (Luxembourg) S.A. (5)	Luxembourg
Legg Mason Funding Limited	Cayman Islands
Legg Mason Global Holdings Limited	Cayman Islands
Permal Group Ltd (6)	England and Wales
LM International Holding LP (7)	Cayman Islands
Legg Mason International Equities Limited (8)	England and Wales
Legg Mason Asset Management Hong Kong Limited (8)	Hong Kong
Legg Mason International Equities (Hong Kong) Limited (8)	Hong Kong
Legg Mason Asset Management (Singapore) Pte Ltd. (8)	Singapore
Western Asset Management Company Pte Ltd. (8)	Singapore
Western Asset Management (UK) Holdings Limited (8)	England and Wales
Western Asset Management Company Limited (9)	England and Wales
LM Holdings Limited (8)	England and Wales

Legg Mason Investments Holdings Limited (10)	England and Wales
Brandywine Global Investment Management Europe (8)	England and Wales
Legg Mason Investment Funds Limited (8)	England and Wales
Legg Mason Investments (Europe) Limited (8)	England and Wales
Legg Mason Holdings 2 Limited (8)	England and Wales
Legg Mason & Co (UK) Limited (8)	England and Wales
Legg Mason (Chile) Inversiones Holdings Limitada (8)	Chile
Martin Currie Asset Management Australia Limited (8)	Australia
Legg Mason Holdings, LLC (6)	England and Wales
Western Asset Holdings (Australia) Pty Limited (8)	Australia

(1) Subsidiary of Martin Currie Limited
(2) Subsidiary of Royce & Associates, LLC
(3) Subsidiary of Nova Scotia Company
(4) Subsidiary of Legg Mason Canada Holdings Ltd.
(5) Subsidiary of Legg Mason, Inc. and Legg Mason International Holdings, LLC
(6) Subsidiary of Legg Mason Global Holdings Limited
(7) Subsidiary of Legg Mason International Holdings, LLC, Legg Mason Global Holdings Limited, and LM Funding Limited
(8) Subsidiary of LM International Holding LP
(9) Subsidiary of Western Asset Management (UK) Holdings Limited
(10) Subsidiary of LM Holdings Limited

* Certain subsidiaries that are not significant have been omitted.